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                             Joint Filer Information

Title of Security:            Common Stock

Issuer & Ticker Symbol:       TRM Corporation (TRMM)

Designated Filer:             Elliott International, L.P.

Other Joint Filers:           Elliott International Capital Advisors Inc.
                              ("EICA")

Addresses:                    The address of EICA is for 712 Fifth Avenue,
                              36th Floor, New York, New York 10019.

Signatures:


Dated:  June 30, 2006           ELLIOTT INTERNATIONAL CAPITAL ADVISORS INC.


                                By: /s/ Elliot Greenberg
                                    -------------------------------------
                                        Elliott Greenberg, Vice President